Exhibit 23

Consent of Independent Auditors
Champion Industries, Inc.
October 31, 2003

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-76790) pertaining to the 1993 Stock Option Plan of Champion Industries, Inc. and Subsidiaries of our report dated December 31, 2003, with respect to the consolidated financial statements and schedule of Champion Industries, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended October 31, 2003.

/s/Ernst & Young LLP

Charleston, West Virginia
January 23, 2004